UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On July 24, 2014, NanoString Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K with the United States Securities & Exchange Commission (the “SEC”) to report under Item 5.07 thereof (the “Original Report”) the voting results for the proposal submitted to stockholders at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), held on July 18, 2014 and adjourned until July 28, 2014 with respect to one of the proposals. This Current Report on Form 8-K/A amends and supplements the Original Report with the voting results with respect to the proposal voted on at the reconvened portion of the Annual Meeting on July 28, 2014. No other changes have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 28, 2014, the Company reconvened and concluded the Annual Meeting. As previously reported in the Original Report, the Company’s stockholders voted on, and approved, one proposal on July 18, 2014 relating to the ratification of the appointment of the Company’s independent registered public accounting firm. Following ratification of this proposal, the Annual Meeting was adjourned until July 28, 2014 in order to allow the Company’s stockholders more time to consider the information contained in a Current Report on Form 8-K and supplemental proxy materials (the “Proxy Supplement”) filed with the SEC on July 14, 2014 relating to the election as Class I director of the nominee named in the Proxy Supplement.

At the reconvened meeting, proxies representing 17,067,803 shares of the Company’s common stock, or approximately 94.5% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposal, which is described in more detail in the Company’s definitive proxy statement filed with the SEC on June 6, 2014, as supplemented by the Proxy Supplement:

Proposal One – Election of Class I Director. The following nominee was elected as Class I director to serve until the 2017 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
R. Bradley Gray	14,265,507	642,531	2,159,765

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer
Date: July 31, 2014